EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67048) pertaining to the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-107344) pertaining to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-38984) pertaining to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, in the Registration Statement (Form S-8 No. 333-60296) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, and in the Registration Statement (Form S-8 No. 333-45475) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan of our report dated November 3, 2004 with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 30, 2004.

ERNST & YOUNG LLP

Los Angeles, California

December 13, 2004